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                                                                    EXHIBIT 23.4

                          CONSENT OF STEPHEN J. BLOOM

    I, Stephen J. Bloom, hereby consent to being named as a person who will become a director of 800-JR CIGAR, Inc. in the Prospectus included in the Registration Statement to which this consent is an exhibit.

                                          Dated: June 2, 1997

                                          /s/ STEPHEN J. BLOOM
                                          --------------------------------------
                                          Name: Stephen J. Bloom
                                          Title: Director